UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHINA PHARMA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	73-1564807
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2nd Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China	570216
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on
be so registered	which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed by China Pharma Holdings, Inc., a Delaware corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC).

Item 1.  Description of the Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2008, as well as any amendments to such Registration Statement and including any prospectus that constitutes part of the Registration Statement and is filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and any and all reports filed with the SEC for the purpose of updating such description, each of which is incorporated by reference herein.

Item 2.  Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE Amex LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

China Pharma Holdings, Inc.

Date: September 28, 2009	By:	/s/ Zhilin Li
Zhilin Li
Chief Executive Officer

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